For Immediate Release:

Green EnviroTech Holdings, Corp. signs the building lease with Lawrence Economic Development Corporation (LEDC) for the GETH Carbon Finishing Plant to be located in Ironton, Ohio

JAMESTOWN, CA—(Marketwired – April 18, 2017) - Green EnviroTech Holdings, Corp. (OTC PINK : GETH ) is pleased to announce that it has signed the building lease for its Carbon Finishing Plant and will start construction work immediately. The lease includes an option to utilize the total of three buildings with over 170,000 sq/ft of space for additional carbon processing lines.

“I am very pleased that we will start work on constructing our first carbon black finishing line in our centralized Carbon Finishing Plant in Ironton, Ohio,” said Chris Bowers, CEO of GETH. “I would like to express my thanks to Dr. Bill Dingus for his excellent help and support in closing the deal in Ironton. We look forward to working with the local population in Ironton and to a long and very productive partnership with the LEDC.”

Gary De Laurentiis, Chairman of GETH, added, “I am very proud to announce that we have secured the site for the installation of our first GETH carbon processing equipment. The State of Ohio offers a tremendously capable workforce and excellent locations for our processing plants and we look forward to working with the LEDC and the State of Ohio on additional facilities.

Dr. Bill Dingus, the Executive Director of the Lawrence Economic Development Corporation said, “We are pleased to bring the first tenant into the former DOW Ethafoam site within only a few months of closing on that transaction. We will work with the GETH group of companies to fully utilize the site and grow the number of jobs to over 200. The LEDC is thankful to the many local and state organizations that will be contributing funds to establish the infrastructure needed to utilize the former DOW site including Jobs Ohio and American Electric Power. Additionally, we appreciate the DOW team for their partnership with LEDC to leave this legacy of opportunity to the community.”

About GreenEnviroTech Holdings

GreenEnviroTech Holdings, Corp. (GETH) is a pioneer in sustainable development. Our mission is to find and implement practical, economical solutions that will clean up the environment. Our technologies will convert waste into valuable products and help to protect the planet. We will create local jobs and stimulate economic growth in the communities where we do business.

About LEDC

LEDC is a non-profit community improvement corporation formed with the goal of job creation and retention. LEDC offers services that include financing assistance, technical assistance, resource information, community profiles, industrial development, industrial development bonds, and site and building inventory. A partnership with the Ironton Port Authority, Lawrence County Port Authority, and the Ironton/Lawrence Community Action Organization also opens up more opportunity for future and expanding businesses.

For more information on GETH:

www.greenenvirotech.com

CONTACT INFORMATION

Public Relations and Media Contact:

LCG

Headquarter Office

702.333.4886

www.lcginfo.com

For more information on LEDC:

http://www.ledcorp.org

Forward Looking Statement

This press release contains forward-looking statements that relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.